Annual Report

Cover Page

Name of issuer:

BOARDWALK HOSPITALITY INC.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: NV
Date of organization: 4/28/2017

Physical address of issuer:

400 S 4th Street Suite 500
Las Vegas NV 89101

Website of issuer:

http://www.boardwalkhosp.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$412,488.00	$0.00
Cash & Cash Equivalents:	$56,009.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$281,896.00	$0.00
Long-term Debt:	$375,304.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($246,712.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

BOARDWALK HOSPITALITY INC.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Mike Meader	Executive	Boardwalk Hospitality Inc.	2017
Klaus Moeller	Director, Founder	Boardwalk Hospitality Inc.	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Mike Meader	President	2017
Jeanene Morgan	CFO	2017
Jeanene Morgan	Secretary	2017
Jeanene Morgan	Treasurer	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Sterling Hospitality, Inc.	2000000.0 Common Stock	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

We may have difficulty in judging consumer taste preferences, which could result in reduced sales, excess inventory, spoilage and lower margins. Our sales may be adversely affected if we fail to respond to changes in consumer preferences in a timely manner.

Significant increases in the price of raw materials, transportation or labor, if not offset by declines in other input costs, or a reduction or interruption in the delivery of raw materials, supplies and finished products from our vendors could negatively impact our financial results.

We are located in Los Angeles County and Increases in the minimum wage rate for hourly employees are scheduled over the next five years. These increases, if not offset by increased prices, declines in other input costs or decreases in the number of hours scheduled may have a negative impact on our financial results.

Our business depends in large part on the success and reputation of the brand ‘Ben & Jerry’s’ as well as the reputation of, and decisions by, corporate management and other franchisees. Our reputation may be harmed by actions taken by third parties that are outside our control.

We compete for the discretionary income of consumers and are susceptible to changes in the overall economy of the United States and other markets where our products are sold. Many of our consumers are tourists and a reduction in travel budgets could result in decreased sales of our products, resulting in a negative impact to our overall profitability.

If Ben & Jerry’s is not able to adequately protect their proprietary intellectual property and information, our results of operations could be adversely affected.

Our fixed costs, primarily monthly lease payments on our location, are a significant expense and a reduction of our revenue could adversely impact our ability to maintain positive cash flow resulting in our inability to make timely payments to our vendors.

Our industry is highly competitive and competitive conditions may adversely affect our revenues and overall profitability.

Our failure to successfully market and advertise our products could have an adverse effect on our business, financial condition and results of operations.

Our financial results fluctuate from quarter to quarter, and sales are impacted by season.

The Company is subject to various laws and government regulations, violation of which could subject it to sanctions. In addition, changes in such laws and regulations may lead to increased costs, changes in our effective tax rate or the interruption of normal business operations that would negatively impact our financial condition and results of operations.

Product recalls, product liability claims, absence or cost of insurance and associated costs could increase governmental scrutiny, divert resources, reduce sales and increase costs and could have a significant adverse effect on our financial condition and adversely affect our business operations, decrease sales and increase costs. Recalls may also increase competitive pressure from our competitors.

We depend on key personnel and may not be able to hire, retain or integrate sufficient qualified personnel to maintain and expand our business.

Business interruptions could adversely affect our operations. Our operations are vulnerable to outages and interruptions due to fire, floods, power loss, telecommunications failures and similar events beyond our control. The location of our business is in California extremely close to the Pacific Ocean and weather conditions, earthquakes and tsunamis could adversely impact our ability to operate our business at the current location.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	2,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	0

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	WeFunder Crowdfunding
Issue date	11/22/17
Amount	$500,000.00
Outstanding principal plus interest	$484,876.00 as of 04/20/18
Interest rate	14.0% per annum
Maturity date	09/27/20
Current with payments	Yes

Notes were issued in favor of the Michael Meader and Klaus Moeller for loans to the Company as of December 31, 2017. The terms of the notes issued have a maturity date of May 31, 2020 for the full amount of the principal and accrued interest. The stated interest rate is 6.0% per annum. There is no prepayment penalty. Accrued interest as of December 31, 2017 was $7,373. Additionally, long term notes payable were Issued to WeFunder as of December 31, 2017 in the amount of $409,925. Accrued interest on these notes as of December 31, 2017 was $7,922.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Klaus Moeller
Amount Invested	$42,648.00
Transaction type	Loan
Issue date	05/31/17
Outstanding principal plus interest	$47,019.00 as of 04/06/18
Interest rate	6.0% per annum
Maturity date	05/31/20
Outstanding	Yes
Current with payments	Yes
Relationship	Shareholder

Name	Sterling Hospitality Inc
Amount Invested	$74,245.00
Transaction type	Other
Issue date	12/08/17
Relationship	Owner

Intercompany transfers between parent company and subsidiary

Name	Michael Meader
Amount Invested	$50,000.00
Transaction type	Loan
Issue date	05/31/17
Outstanding principal plus interest	$55,002.00 as of 04/06/18
Interest rate	6.0% per annum
Maturity date	05/31/20
Outstanding	Yes
Current with payments	Yes
Relationship	President

In 2017, the Company borrowed $202,000 from the founders and major shareholders of the Company and issued promissory notes in favor of those individuals. Under the aforementioned notes, interest is due on the unpaid principal balance at an annual rate of 6.0%. The notes are payable on or before May 31, 2020. The proceeds from the notes will be used to pay operating obligations of the Company. As of May 31, 2017, an aggregate of $202,000, in principal were outstanding under the notes. As of May 31, 2017, accrued interest on these notes are $0 and $0, respectively. See Note 5: Notes Payable for additional detail on these transactions.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

In April 2018 year we opened a beautiful Ben & Jerry's Ice Cream franchise and a Peet's Coffee shop on the Venice Beach Boardwalk in Los Angeles, California. Venice Beach is the most popular beach in the world, with over 16 million annual visitors.

To run the most popular Ben & Jerry's franchised location in the world. With our perfect location, our own franchising experience, we believe we can do it. We've already secured a 5 year lease, with a 5 year option to renew, for a 2000 sq. ft property right across from the world-famous Venice Beach Skatepark.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

BOARDWALK HOSPITALITY INC. was incorporated in the State of Nevada in April 2017.

Since then, we have:

- Opened in April 2018
- 16 million annual visitors at Venice Beach Boardwalk
- Working with consulting partner who managed the #1 performing Ben & Jerry's franchise for over 15 years
- Store already designed by Ben & Jerry's headquarters
- Ben & Jerry's Franchise Agreement signed after two year vetting/training process
- Secured 5 year lease for a property centrally located on the Venice Boardwalk (plus option for 5 more)
- Secured all necessary equipment including point of sale/accounting systems and merchandise

Historical Results of Operations

Our company was organized in April 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0. Our gross margin was %.
- *Assets.* As of December 31, 2017, the Company had total assets of $412,488, including $56,009 in cash.
- *Net Loss.* The Company has had net losses of $246,712 for 2017.
- *Liabilities.* The Company's liabilities totaled $657,200 for 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

At the conclusion of this Offering we raised approximately $500,000 and our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

BOARDWALK HOSPITALITY INC. cash in hand is $56,009, as of December 2017. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $43,402/month, for an average burn rate of $43,402 per month. Our intent is to be profitable in 3 months.

The store opened on April 10, 2018 and we will have revenue going forward. We have hired and trained scoopers.

We will be generating revenue and have costs associated with cost of goods sold, labor and royalties.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.boardwalkhosp.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

BOARDWALK HOSPITALITY

The 1st Ben & Jerry's on the world's most popular beach

$500,000 raised from **526** investors
Successfully Funded on Nov 22 2017

> *"Later this year we will open a beautiful Ben & Jerry's Ice Cream franchise and a Peet's Coffee shop on the Venice Beach Boardwalk in Los Angeles, California. Venice Beach is the most popular beach in the world, with over 16 million annual visitors.*



Klaus Moeller
CEO, BOARDWALK HOSPITALITY

OUR AMBITION

To run the most popular Ben & Jerry's franchised location in the world. With our perfect location, our own franchising experience, we believe we can do it. We've already secured a 5 year lease, with a 5 year option to renew, for a 2000 sq. ft property right across from the world-famous Venice Beach Skatepark.

KEY FACTS

- Opening in October 2017
- 16 million annual visitors at Venice Beach Boardwalk
- Working with consulting partner who managed the #1 performing Ben & Jerry's franchise for over 15 years
- Store already designed by Ben & Jerry's headquarters
- Ben & Jerry's Franchise Agreement signed after two year vetting/training process
- Secured 5 year lease for a property centrally located on the Venice Boardwalk (plus option for 5 more)
- Secured all necessary equipment including point of sale/accounting systems and merchandise

DOCUMENTS

Venice_Ben_Jerry.jpg

boardwalkhosp.com *from Las Vegas NV* RESTAURANT FOOD MAIN STREET RETAIL CAFE COFFEE FRANCHISES

The World's Best Ice Cream Meets the World's Busiest Beach

We're opening a new Ben & Jerry's location on the boardwalk of Venice Beach, CA

Note To Investors:
This offering is being made by Boardwalk Hospitality, Inc., a Nevada corporation, an independently owned and operated Ben & Jerry's franchisee. This offering is NOT being made by Ben & Jerry's Franchising, Inc., a Vermont corporation, that is the franchisor of the Ben & Jerry's franchised system.
As a lender, you may look only to Boardwalk Hospitality, Inc., the borrower, for return of your principal and interest. Ben & Jerry's Franchising, Inc. has not authorized or endorsed this offering. Ben & Jerry's Franchising, Inc. does not stand behind this offering, and does not assure or guarantee in any way that your investment will be successful.


VENICE
Beach

16 Million Annual Visitors

Our Goal: #1 Ben and Jerry's Franchise in the World

Our estimated sales range will be from a high of $300,000 a month in August to a low of $80,000 in January. We anticipate 70% of our business will be during the five high season months with the remaining seven months accounting for the other 30% of business. We will also supplement that by building a catering business where we will offer catering to office parties and birthday parties. We anticipate we need $80,000 of sales each month to break even.

$300,000

Estimated Sales in August alone (yearly high)**

73°
Venice Beach Average Temperature in August

16,000,000
Annual Visitors

$80,000
Estimated Sales in January (yearly low)

**We hope to operate at approximately 20% net margins (EBIDTA). Based on comparative numbers from the San Diego store we estimate monthly sales from a low of $80,000 in January to a high of $300,000 in August. Please note that these are just pre-opening estimates. We project total annual sales in 2018 of approximately $2million.

We're Opening in Early October to Millions of Customers

Concept


WAVE CREST
OCEAN FRONT WALK
CLUB HOUSE

- With the amazing weather in Southern California, both tourist and local traffic on the Boardwalk continues throughout the year.

- Venice Beach is only few miles away from Loyola Marymount University and Santa Monica Community College, which provides a steady source of hourly seasonal labor.

Preparation


VENICE COFFEE & CREAMERY

- We've already secured a 5 year lease, with a 5-year renewal option, for a 2000 sq. ft property across from the world-famous Venice Beach Skatepark.

- After our location and finances were approved by B&J headquarters, we went to their "Scoop University" for 8 days to learn everything from management to how to roll a perfect waffle cone.

Launch


BEN&JERRY'S
PEACE LOVE & ICE CREAM

- We will serve both Ben & Jerry's ice cream as well as Peet's Coffee.

- We plan to market our catering service to the nearby tech companies that have just moved in, including Yahoo, Google and Snapchat.

- Ben & Jerry's mission encourages community involvement, and we plan to work with local charities like "Heal the Bay" and the "Venice Free Clinic".

Approved as lessee for Venice Beach Boardwalk

December 2014

Search for suitable space on Boardwalk

Jan 2015 - Apr 2017



2,000 sq/ft

Located a 2,000 f2 space at best possible location across from famous Venice Beach Skatepark, one block from the highly successful Sidewalk Cafe/Restaurant.

April 2017

Signed 5x5 lease

Signed five year lease with the option to add five more.

May 2017



Scoop School

completed Ben & Jerry's Scoop School in Vermont

June 2017

Finalized plans and elevation drawings

July 2017

Scheduled to start build out and ship equipment

September 2017

Scheduled opening

October 2017

We Need Your Scoop-port to Build the Most Popular Ben & Jerry's Location Ever

Dear Investors,

We feel very confident that we have found not only the perfect location but also the perfect franchise for this location. The Venice Boardwalk is the second most trafficked tourist location in Southern California giving us a huge in-build clientele of daily visitors, both locals and tourists. We believe Ben & Jerry's to be the most fun ice cream franchise that is perfectly suited for this location. Our consultant is an owner of the hugely successful Ben & Jerry's franchise in San Diego and brings with him over fifteen years of experience. It also gives us the unique opportunity to train our staff at an existing high traffic location.

We have both been involved in the food business for many years. Mike even owned a Dairy Queen for two years! Mike and I have been business partners for 20 years and amongst other ventures are the founders of the Baby Genius brand.

We have put up all of the start up funds (over $200,000) ourselves and have no other outside investors. We 100% believe in this franchise and hope to open additional locations in the future. We are offering our investors a high rate of return in what we perceive as a very low risk business, plus, of course, you are always welcome to stop by for some ice cream or to talk to one of us in person as we will have a full time office at the store.

We welcome you as investors in this exciting project!

Many thanks



Klaus and Mike

Meet the Founders



Klaus Moeller

CEO

Co-founded Genius Brands International Inc., owners of the Baby Genius Brand, Co-Founder of Capital Art Inc. Specialties: Marketing/Sales.



Mike Meader

Co-Founder/President

Former President at Genius Brands. Mike has previous experience in the food service industry as a franchisee of Dairy Queen International and working as a Food and Beverage Cost Controller.



Jeanene Morgan

Chief Financial Officer

BS Accounting, MBA International Management. Formerly CFO Genius Brands International and Capital Art.

Raised $1,000,000 From 526+ Investors

Steven Keola Stone

Vani Dommeti

Investor and Homemaker

Raymond Wu

PhD candidate in cancer biology in NYC. I like to invest in companies that improve people's lives. I love the idea of being able to invest in early stage companies, something I couldn't do before.

Bryan Locascio

Gregory Lellis

Jamie Cha

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What is Boardwalk Hospitality? ^

BH: Boardwalk Hospitality is a company that is owned jointly by Mike Meader and myself. Mike and I have been best friends and business partners for over 20 years. We've taken a couple of companies public and created several other businesses. In December 2014 we secured a Ben and Jerry's Ice Cream franchise for the Venice Beach Boardwalk which is the #2 tourist location in Southern California with 16 million annual visitors and the #1 visited beach in the world.

Once we were accepted by Ben and Jerry's we started looking for a space on the Venice Beach Boardwalk where we could build and operate the perfect ice cream store. That took us over two years since very few space ever become available on the two mile long Boardwalk. Through friends we heard about a 2,000 square foot space in the prime location across from the skate park and the public showers that was going to become available. The owners of the building loved the idea of getting a Ben and Jerry's into the space and after some negotiations we signed a five year lease with an option for an additional five year period and took possession of the space this past June.

We believe we have secured the best possible location for the best possible franchise. The great part of our location is that we don't have to create a market or build a clientele of customers because of the existing high foot traffic. We are currently designing the interior of the space and doing a final equipment layout.

We also have the benefit of our consulting partner who has been a Ben and Jerry's franchisee for over 15 years and is an owner of two existing and highly successful stores in California.

WF: Why did you guys decide to start Boardwalk? ^

BH:

We believe in the franchise business model and we love the idea of having a big company behind us. Brand recognition and quality products are very important for today's consumers. Ben and Jerry's is a fun brand that both adults and kids can relate to. Ben & Jerry's also supports our belief that charity and quality should be the guide to a successful and valuable business.

WF: What gives you the experience and the wherewithal to start an ice cream shop on the beach? ^

BH: Mike has a degree in hotel and restaurant management and is a former Dairy Queen franchisee. My family owned eight restaurants in Europe and I ran one for several years. We both have extensive food and beverage experience.

Mike, our CFO Jeanene and I have a long history of working together. We took two companies public. We developed the famous Baby Genius brand and distributed products to mass market retailers. We also founded a jewelry company that became a major vendor to the Home Shopping Network. We are very optimistic about the potential of this business.

WF: What is the process of becoming a Ben and Jerry's owner? Why is that so hard to get and how did you come to acquire that license? ^

BH: Ben and Jerry's, like any franchisor, is very protective of their brand and of course by owning a store you become their ultimate brand ambassador.

The management team reviews your financial strength and the proposed store location. They are headquartered in Vermont and they do on-site visits to check foot count of how many people are walking by at different times and days before approving the location.

Once you have the location approved, you fly to Vermont to meet the upper management team of the company and are individually interviewed by each about your knowledge of their area of expertise. They confer and there must be a 100% consensus to approve you as a franchisee. On our way out of the interviews one of the managers said "Look, I'm going to drive you to the airport, and the good news is, we already chatted and you guys are approved."

The Ben & Jerry's corporate mission is to be charitable, involved with the local community and benefit the local community. Both Mike and I have big charity backgrounds. I've been running and funding an orphanage in Thailand for 28 years that started with 20 kids that has been expanded to add a school for handicapped children and a place for street kids and we currently look after around 800 kids. Additionally, we came up with some ideas for the boardwalk to help local charities like "Heal the Bay" and the "Venice Free Clinic".

WF: What support does Ben and Jerry's provide you guys? What will that relationship look like once you open the store? ^

BH: They support you through just about everything. As an owner/manager you have to go to Scoop University for eight days where they teach everything from management, how to make a perfect scoop and how to roll a waffle cone, so that we really know every single aspect of the business. We worked together to design the entire build out based on top Ben and Jerry's stores. They put you in touch with the people you're going to buy all the equipment from. They have an existing POS and accounting system. Obviously, they provide all the merchandise that you sell. They give you support through advertising ideas. While we are independent and responsible for our own success, their involvement is really strong and obviously we really love that.

WF: How long is your lease for the space? ^

BH: We have a 5 years lease with an additional 5 year option to extend. We love the location and hope to stay there forever.

WF: Now that you have the license and the space, how long will it be until you open? What's left to do? ^

BH: We have hired an architect and a builder. We are having meetings at the site with our architect, the builder, and our consulting partner to determine what needs to be done in the space. We believe that the permitting process will take about 8 to 12 weeks.

Our aim is to open the store in early October.

WF: What is the seasonality like in Venice, and how will that affect sales and staffing? ^

BH: The amazing weather in Southern California means the traffic on the Boardwalk continues throughout the year. The high season, where you can barely move, runs from June through October. Those months are beyond crazy. Weekends are busy year round because you have the local community that comes out to enjoy the beach.

Our estimated sales range will be from a high of $300,000 a month in August to a low of $80,000 in January. We anticipate 70% of our business will be during the five high season months with and the remaining seven months accounting for the other 30% of business. We will also supplement that by building a catering business where we will offer catering to office parties and birthday parties.

The fluctuation in sales really isn't problematic because most of your staff, except for your main manager, are all seasonal and hourly employees. The people that scoop the ice cream and make the smoothies, which is the bulk of the people you hire, are students often from the local colleges. We are a couple of miles away from Loyola Marymount and from Santa Monica Community College.

WF: What are your plans for marketing?

BH: Marketing is one of the things that Ben and Jerry's liked so much about this location. This is not a High Street location where you're going to do community outreach and talk to all the local people. We won't really have to do much in the way of marketing because of the amount of foot traffic that passes directly in front of our store.

The marketing that we're going to do will be mainly limited to the catering business and to attract local business, especially in the off-season. In the last two years Yahoo, Google and Snapchat all opened their main offices near our store. We'll be marketing very strategically to them and any other companies in the area and through local magazines, like Yo Venice, and we're going to market to the locals with special discounts and then explaining we can cater your kid's next birthday party. It's different from a normal restaurant where you're trying over the years to build a big clientele. You're really opening up a store smack bang in the middle of 16 million annual visitors.

It's also a really great clientele. On the Boardwalk every single day you have tens of thousand new clients coming by the store. It's more like Las Vegas in that the town turns over and becomes a new town every three days, which makes it so highly profitable for restaurants and casinos.

WF: Do you have any worries about traffic?

BH: Even if something should happen that reduces traffic by 20% it is still the #2 tourist location, and it still would work extremely well. We're also planning to integrate fun things that will stop people from walking by. We're going to have a Ben and Jerry's cow on a surfboard. We're going to have people walking along the boardwalk dressed up as cows handing Ben and Jerry's cards to the tourists to entice them to come to the store. We are going to do some local marketing and make sure that people that walk along the boardwalk come to our store.

WF: Are there other ice cream shops in the area you would consider your competition?

BH: There are small ice cream stores in the area, but no major franchises. There are, along the Boardwalk, probably six restaurants that sell pizza and some of them also sell ice cream and there are a couple of small markets where you can buy liquor, beach stuff and you can also buy ice cream there. So yes, there is competition, but it's limited to small outfits and not anything like what we're doing.

WF: How much are you spending versus what you are making?

BH: We expect to have a cost of goods sold of about 20%, so if we sell someone a scoop of ice cream in a cone for $5, our cost is just under $1. Our rent and payroll are our top two expenses. We anticipate we need $80,000 of sales each month to break even.

WF: What is your overhead for staffing?

BH: We anticipate our staffing costs to be approximately 20% of gross sales.

WF: What is your largest cost for operation?

BH: Our biggest single cost is rent. The market rents on the Boardwalk are between $10 and $13 a square foot and our initial rent is around $8 a square foot. The main reason for the lower rent is the landlord wants to make 100% sure that we're going to be highly successful and a stable tenant. The owners of the space are great landlords who've been in the area for over 20 years and know what works and what doesn't.

WF: What is your relationship with the consultant in San Diego, given that you guys haven't started an ice cream shop yourselves before?

BH: He is an owner of one of the oldest franchises in the system. He goes back to when Ben and Jerry's first started franchising. In fact, he met with Jerry here about seven months ago when he was visiting California.

About two and a half years ago we called him just to talk to him about the franchise and what he thought and he was very open and helpful on the phone. Since then, he hired Mike's daughter and she has been working there every weekend. I think she's going on three years this summer and it's been fun to watch her learn and grow and for me to hear about it. We've developed friendship and relationship over the past several years and he's just been a great guide through this entire process.

He's a very knowledgeable, hands-on person, and just a really great guy. It's fun to sit down here and watch his store and the number of people lining up. It's actually an incredible experience to see. People line up 15, 20 deep, to the point where they have to go out and hand menus to the people before they get up to the window just to speed things up.

His greatest comment was when he said, "Yeah, Klaus, the only really sad thing about me meeting you and Mike and us doing this is that my store will no longer be the number one store in the nation."

WF: Is your consultant a part owner, or do you pay him a fee?

BH: He's getting a consultant fee equal to 4% of sales. In reality, he is not so much in it for the money. He loves this business. He really knows this business. He recently moved to Los Angeles so when we have meetings with him we both go there by bicycle.

Ask a Question

Type your question here...

ASK QUESTION

Mindy Banks Jul 31

Seriously no ice cream perks?



Klaus Moeller CEO FOUNDER Jul 31

It's an independent franchise so we can't give out overall Ice Cream perks - BUT - if you live local, let us know and we will of course take care of you!!!

LIKE

Alejandro Rioja Oct 10

When exactly is the opening of your store?



Klaus Moeller CEO FOUNDER Oct 10

We are still shooting for the end of October but November seems more likely due to the backlog in local permitting process.

LIKE

MORE QUESTIONS



BOARDWALK HOSPITALITY

2017 Report

Dear investors,

We want to thank all of our investors for supporting this wonderful project. The store looks beautiful and we believe it will be a huge success. Hopefully you will find the time to visit us. Please send your family and friends who live in the Los Angeles area to our fabulous store. We always welcome any suggestions or comments that will help us make it an even better experience for our customers.

We need your help!

Come to the glorious Venice Beach Boardwalk and visit our store. Mention you are a WeFunder investor and get your free scoop. Like us on Instagram and give 5 star reviews on Facebook, Yelp and Trip Advisor. Be sure to tell all your friends and family when they to California join us at the second largest tourist destination and have an ice cream at the Ben & Jerry's store!

Sincerely,

Klaus Moeller
CEO

Mike Meader
Co-Founder/President

Jeanene Morgan
Chief Financial Officer

Our Mission

To run the most popular Ben & Jerry's franchised location in the world. With our perfect location, our own franchising experience, we believe we can do it. We've already secured a 5 year lease, with a 5 year option to renew, for a 2000 sq. ft property right across from the world-famous Venice Beach Skatepark.

See our full profile

How did we do this year?

Report Card

B+

The Good

We raised $500,000 through our offering which helped cover the costs of improvements and equipment

We hired an experienced store manager to guide the project to completion

We have a dedicated management team with expertise in food service and finance

The Bad

It took longer to get permits and complete the improvements to the store site

We paid rent and other overhead for a ten month period with no revenue due to the delayed store opening resulting in net losses

The cost of our leasehold improvements exceeded our original estimates

2017 At a Glance

April 28 to December 31


$$$$

$0
Revenue



-$246,712
Net Loss


IOU!

$281,896
Short Term Debt



$1,000,000
Raised in 2017



$56,009
Cash on Hand



12
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Thank You!

From the Boardwalk Hospitality Team



Klaus Moeller
CEO



Mike Meader
Co-Founder/President



Jeanene Morgan
Chief Financial Officer

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Mike Meader	Executive @ Boardwalk Hospitality Inc.	2017
Klaus Moeller	Director, Founder @ Boardwalk Hospitality Inc.	2017

Officers

OFFICER	TITLE	JOINED
Mike Meader	President	2017
Jeanene Morgan	CFO Secretary Treasurer	2017

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Sterling Hospitality, Inc.	2,000,000 Common Stock	100.0%

Past Equity Fundraises

None.

Outstanding Debts

LENDER	ISSUED	AMOUNT	OUSTANDING	INTEREST	MATURITY	CUR
WeFunder Crowdfunding	11/22/2017	$500,000	$484,876	14.0%	09/27/2020	Yes
	11/22/2017	$500,000		%		

Related Party Transactions

In 2017, the Company borrowed $202,000 from the founders and major shareholders of the Company and issued promissory notes in favor of those individuals. Under the aforementioned notes, interest is due on the unpaid principal balance at an annual rate of 6.0%. The notes are payable on or before May 31, 2020. The proceeds from the notes will be used to pay operating obligations of the Company. As of May 31, 2017, an aggregate of $202,000, in principal were outstanding under the notes. As of May 31, 2017, accrued interest on these notes are $0 and $0, respectively. See Note 5: Notes Payable for additional detail on these transactions.

Name	Klaus Moeller
Amount Invested	$42,648
Transaction type	Loan
Issued	05/31/2017
Outstanding principal plus interest	$47,019 as of 04/2018
Interest	6.0 per annum
Maturity	05/31/2020
Outstanding	Yes
Current with payments	Yes
Relationship	Shareholder

Name	Sterling Hospitality Inc
Amount Invested	$74,245
Transaction type	Other
Issued	12/08/2017
Relationship	Owner

Intercompany transfers between parent company and subsidiary

Name	Michael Meader
Amount Invested	$50,000
Transaction type	Loan
Issued	05/31/2017
Outstanding principal plus interest	$55,002 as of 04/2018
Interest	6.0 per annum
Maturity	05/31/2020
Outstanding	Yes
Current with payments	Yes
Relationship	President

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Common Stock	10,000,000	2,000,000	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	0

Risks

Business interruptions could adversely affect our operations. Our operations are vulnerable to outages and interruptions due to fire, floods, power loss, telecommunications failures and similar events beyond our control. The location of our business is in California extremely close to the Pacific Ocean and weather conditions, earthquakes and tsunamis could adversely impact our ability to operate our business at the current location.

We depend on key personnel and may not be able to hire, retain or integrate sufficient qualified personnel to maintain and expand our business.

Product recalls, product liability claims, absence or cost of insurance and associated costs could increase governmental scrutiny, divert resources, reduce sales and increase costs and could have a significant adverse effect on our financial condition and adversely affect our business operations, decrease sales and increase costs. Recalls may also increase competitive pressure from our competitors.

The Company is subject to various laws and government regulations, violation of which could subject it to sanctions. In addition, changes in such laws and regulations may lead to increased costs, changes in our effective tax rate or the interruption of normal business operations that would negatively impact our financial condition and results of operations.

Our financial results fluctuate from quarter to quarter, and sales are impacted by season.

Our failure to successfully market and advertise our products could have an adverse effect on our business, financial condition and results of operations.

Our industry is highly competitive and competitive conditions may adversely affect our revenues and overall profitability.

Our fixed costs, primarily monthly lease payments on our location, are a significant expense and a reduction of our revenue could adversely impact our ability to maintain positive cash flow resulting in our inability to make timely payments to our vendors.

If Ben & Jerry's is not able to adequately protect their proprietary intellectual property and information, our results of operations could be adversely affected.

We compete for the discretionary income of consumers and are susceptible to changes in the overall economy of the United States and other markets where our products are sold. Many of our consumers are tourists and a reduction in travel budgets could result in decreased sales of our products, resulting in a negative impact to our overall profitability.

Significant increases in the price of raw materials, transportation or labor, if not offset by declines in other input costs, or a reduction or interruption in the delivery of raw materials, supplies and finished products from our vendors could negatively impact our financial results.

Our business depends in large part on the success and reputation of the brand 'Ben & Jerry's' as well as the reputation of, and decisions by, corporate management and other franchisees. Our reputation may be harmed by actions taken by third parties that are outside our control.

We are located in Los Angeles County and Increases in the minimum wage rate for hourly employees are scheduled over the next five years. These increases, if not offset by increased prices, declines in other input costs or decreases in the number of hours scheduled may have a negative impact on our financial results.

We may have difficulty in judging consumer taste preferences, which could result in reduced sales, excess inventory, spoilage and lower margins. Our sales may be adversely affected if we fail to respond to changes in consumer preferences in a timely manner.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase. A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the board of directors of the Company to manage the Company so as to maximize value for shareholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the board of directors of the Company. If the board of directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders. Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and board of directors of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company. The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its board of directors, and the Investor will have no independent right to name or remove an officer or member of the board of directors of the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the principal shareholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal shareholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the principal shareholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal shareholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal shareholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal shareholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal shareholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The principal shareholder(s) have the right to redeem their securities at any time. The principal shareholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal shareholder(s) may affect the value of the Company and/or its viability. Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;

- to an accredited investor;

- as part of an offering registered with the U.S. Securities and Exchange Commission; or

- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

Company

BOARDWALK HOSPITALITY INC.

- Nevada Corporation
- Organized April 2017
- 3 employees

400 S 4th Street Suite 500
Las Vegas NV 89101

http://www.boardwalkhosp.com

Business Description

Refer to the Boardwalk Hospitality profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Boardwalk Hospitality is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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3rd

Jeanene Morgan

Independent Business Owner at Morgan Consulting, Inc.

Morgan Consulting, Inc. • University of Dallas

Irvine, California • 75

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Experienced Independent Business Owner with a demonstrated history of working in the finance and general business support industry. Skilled in Cash Flow, Executive Reporting, Management, Mergers & Acquisitions, and Fin…

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Experience

Independent Business Owner
Morgan Consulting, Inc.
Mar 2014 – Present • 3 yrs 5 mos

Morgan Consulting, Inc. provides outsourced CFO, Controller and management consulting services to small and mid-sized businesses. We understand the importance of qualified expertise to oversee the operational accounting and reporting that allows you to spend your time managing and expanding your business. Our experience in outsourced financial and management services in a variety of industries and companies gives us the ability to quickly understand your business, solve problems, and provide practical strategic solutions. We provide timely information to understand your business situation and make strategic financial decisions. We strive to help you protect and enhance the financial stability of your company. We have the knowledge and the expertise to assist all types of businesses with their financial and organizational issues.

Chief Financial Officer
Genius Brands International, Inc.
Jan 2009 – Mar 2014 • 5 yrs 3 mos
Greater San Diego Area

Provided accounting and management consulting services as Controller prior to joining Company as Chief Accounting and Operations Officer in 2010. Appointment to Chief Financial Officer in 2011. Coordinate all financial services and operations, including creation and filing of financial data, audits and reviews, internal control procedure creation and review, contract review and approvals, legal and regulatory compliance, investor relations, federal and state registration requirements and multi-state tax compliance. Manage warehouse and fulfillment services, vendor selection and human resources.

Owner
Morgan Consulting
2000 – 2009 • 9 yrs

Education

University of Dallas
MBA, International Management
1999 – 2000

Hawaii Pacific University
BSBA, Accounting
1992 – 1993

Featured Skills & Endorsements

Financial Reporting · 7 — Endorsed by **Jayme McWidener (McDonald), CPA, who is highly skilled at this**

Accounting · 7 — **Genni Currans and 6 connections** have given endorsements for this skill

Financial Analysis · 6 — **Genni Currans and 5 connections** have given endorsements for this skill

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Contact and Personal Info

Jeanene's Profile and Websites

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3rd

klaus moeller

Founder at Boardwalk Hospitality, Inc.

Boardwalk Hospitality, Inc. • Bedales School, Hampshire, England

Marina Del Rey, California • 301

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Co-Founder of Genius Brands International, Inc. Co-Founder of Capital Art Inc. Co-Founder of Comikaze Entertainment Specialties: Marketing/Sales

Experience

Founder
Boardwalk Hospitality, Inc.
2017 – Present • less than a year
Los Angeles, CA

Founder
Capital Art, Inc.
Jan 2007 – 2014 • 7 yrs
Las Vegas, Nevada

A public company that owns the historic Frank Worth and Movie Star News Archives with a total of over 100,000 iconic negatives from the Golden Age of Hollywood.

Founder and Board Member
Genius Brands International Inc.
Jan 2006 – 2014 • 8 yrs

Company owns the Baby Genius Brand - Children's Entertainment. DVD/CD/Books/Toys/others. Partner with Comcast, Taco Bell, Wendy's, Huggies, Parents Magazine, others. www.babygenius.com

Education

Bedales School, Hampshire, England

Featured Skills & Endorsements

Entertainment · 26 — Endorsed by **Scott D. Marcus, who is highly skilled at this**

Entrepreneurship · 24 — Endorsed by **Rick Kraniak, who is highly skilled at this**

Social Media Mar… · 15 — **Sergey Knazev and 14 connections** have given endorsements for this skill

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Contact and Personal Info

klaus' Profile

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Mike Meader

--

Boardwalk Hospitality Inc. • University of Wisconsin-Stout

San Diego, California • 0

Connect

I was a franchisee of International Dairy Queen. I had a position with Dunfey Hotel Corporation as a Food and Beverage Cost Controller. I had worked in various Food and Beverage establishments. Worked in retail distribution....

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Experience

President
Boardwalk Hospitality Inc.
Apr 2017 – Present • 4 mos
United States

Retail Representative
Self-Employed
2013 – 2017 • 4 yrs
United States

President
Genius Brands
2005 – 2013 • 8 yrs
United States

Education

University of Wisconsin-Stout
Bachelor of Science - BS, Hotel, Motel, and Restaurant Management
1984 – 1988

Contact and Personal Info

Mike's Profile

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